REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
	To the Trustees and Shareholders of
WM Trust I and WM Trust II
	In planning and performing our
audits of the financial statements
of WM Trust I (including WM Equity
Income Fund, WM Growth & Income
Fund, WM West Coast Equity Fund, WM
Mid Cap Stock Fund, WM U.S.
Government Securities Fund, WM
Income Fund, WM High Yield Fund, WM
Tax-Exempt Bond Fund, WM REIT Fund,
WM Money Market Fund, WM Tax-Exempt
Money Market Fund and WM Small Cap
Value Fund) and WM Trust II
(including WM Growth Fund, WM Small
Cap Growth Fund, WM International
Growth Fund, WM Short Term Income
Fund, WM California Municipal Fund,
WM California Money Fund and WM
California Insured Intermediate
Municipal Fund) (collectively the
"Funds") for the year ended October
31, 2004 (on which we have issued
our report dated December 17, 2004),
we considered their internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of Form
N-SAR, and not to provide assurance
on the Funds' internal control.
	The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with accounting
principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use or disposition.
	Because of inherent limitations in
any internal control, misstatements
due to error or fraud may occur and
not be detected.  Also, projections
of any evaluation of internal
control to future periods are
subject to the risk that the
internal control may become
inadequate because of changes in
conditions, or that the degree of
compliance with policies or
procedures may deteriorate.
	Our consideration of the Funds'
internal control would not
necessarily disclose all matters in
internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  A material weakness is a
condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements due to error
or fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving the
Funds' internal control and their
operation, including controls for
safeguarding securities that we
consider to be material weaknesses,
as defined above as of October 31,
2004.
	This report is intended solely for
the information and use of
management, the Trustees and
Shareholders of the Funds and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.


	Deloitte & Touche LLP
Boston, Massachusetts
	December 17, 2004